UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2004

Bio-Lok International Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-24566-A	63-0317138
(State or other jurisdiction of incorporation)	(Commission file Number)	(IRS Employer Identification No.)

312 S. Military Trail, Deerfield Beach, Florida 33442

(Address of Principal executive offices)

Registrant’s telephone number, including area code (954) 698-9998

(Former name or former address, if changed since last report.)

Item 8 - Other Events

Item 8.01 Other Events

Effective October 25, 2004, Bio-Lok International Inc. received form the FDA its substantially equivalency determination (for the indications for use stated below) for the filing of Section 510(k) premarket notification for its Silhouette Laser-Lok and Silhouette IC Laser-Lok surface treatment:

Indications for use: The implant is designed for use in edentulous sites for support of complete denture prosthesis, a terminal or intermediate abutment for fixed bridgework or partial dentures, or a single tooth replacement, overdenture, or hybrid denture.

Silhouette Laser-Lok and Silhouette IC Laser-Lok Implant Description.  Dental implants are hex top or IC (internal connection), incorporate a self-tapping tapered implant design that provides lateral compression of the osteotomy site to greatly improve primary stability,  and have a two millimeter collar which is laser machined for improved tissue response. The surface configuration of the implants has been carefully designed and should not be modified. Laser-Lok surface treatment has been applied to the collar portion of the implants for improved bone and soft-tissue interface performance. The technology consists of microscopic uniform pattern grooves applied to the collar of the implant at 12 micron grooves are applied for cortical bone section and 8 micron groves for soft tissue control. Bio-Lok International Inc. product claims are as follows:

Soft tissue attachment to the Laser-Lok surface treatment and the alignment of its micro-grooves inhibits epithelial down-growth on Silhouette Laser-Lok and Silhouette IC Laser-Lok Implants.

FORM 8-K
October 26, 2004

The Laser-Lok treated color on the Silhouette Laser-Lok and Silhouette IC Laser-Lok Implant has been shown to attach and retain bone adjacent to the implant. a,b

a.    Bone Response to Laser Microtextured Surfaces by Ricci, J.L., Charvet, J., Frenkel, S.R., Chang, R., Nadkarni, P., Turner, J., Alexander, H.; Chapter 25 in: Bone Engineering, ed; JE Davies, 2000, Em2 Inc., Toronto (pages 8 & 9).

b.    Advanced Surface Microtexturing Techniques to Enhance Bone and Soft Tissue  Response to Dental Implants by Weiner, S., Simmon, J., Ehrenberg, D.S.,
Zweig, B., Ricci, J.L.:   presented at the Academy of Osseointegration 2003 Annual Meeting, Boston and pending  publication in the International Journal of Oral and Maxillofacial
Implants.

The Laser-Lok surface treatment on the collar does not reduce the safety and inflammation performance of Silhouette Implants.

The revolutionary Laser Micro-Machined surface on the collar of its Silhouette Tapered Implant System induces soft tissue attachment that inhibits epithelial down-growth, has been shown to attach and retain bone adjacent to the implant while not reducing the plaque and inflammation related safety performance of Silhouette implants.

Laser-Lok allows the doctor to decide in advance where on the implant tissue should attach and where bone should attach. It is now possible to pre-engineer the biological width. Greatly superior restorative results can thus be attained. Our successful R&D team is now also applying this same technology to a new class of transcutaneous implants. We are extremely excited about these revolutionary developments. Silhouette Laser-Lok Implant will be available for sale on December 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-LOK INTERNATIONAL INC
(Registrant)
Date: October 26, 2004	By:	/s/ Ingo K. Kozak
Director and CFO
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